                                     CERTIFICATE


         The undersigned hereby certifies that he is the Secretary of TCW/DW Latin American Growth Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Classes of Shares of the Trust unanimously adopted by the Trustees of the Trust on June 30, 1997, as provided in Section 6.9(h) of the said Declaration, said Instrument to take effect on July 28, 1997, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

         Dated this 28th day of July, 1997.



                                              ----------------------------------
                                              Barry Fink
                                              Secretary



(SEAL)

                          TCW/DW LATIN AMERICAN GROWTH FUND

                       INSTRUMENT ESTABLISHING AND DESIGNATING
                             ADDITIONAL CLASSES OF SHARES

WHEREAS, TCW/DW Latin American Growth Fund (the "Trust") was established by the Declaration of Trust dated February 25, 1992, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate three additional classes of shares and to designate classes for the existing shares held prior to July 28, 1997 ("Existing Class") as provided herein.

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 6.9(h) of the Declaration, there are hereby established and designated three additional classes of shares, to be known as: Class A, Class C and Class D (the "Additional Classes"), each of which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Class, except to the extent the TCW/DW FUNDS MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3 attached hereto as EXHIBIT A sets forth differences (i) between each of the Additional Classes, or (ii) among each of the Existing Class and the Additional Classes; and be it further

RESOLVED, pursuant to Section 6.9(h) of the Declaration, all shares of the Trust held prior to July 28, 1997 are hereby designated as Class B shares of the Trust.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 30th day of June, 1997.



/s/ Marc I. Stern                            /s/ Manuel H. Johnson
-----------------------------------          -----------------------------------
Marc I. Stern, as Trustee                    Manuel H. Johnson, as Trustee
and not individually                         and not individually
865 South Figueroa Street                    1133 Connecticut Avenue, N.W.
Los Angeles, CA 90017                        Washington, D.C.  20036




/s/ Charles A. Fiumefreddo                   /s/ Michael E. Nugent
-----------------------------------          -----------------------------------
Charles A. Fiumefreddo, as Trustee           Michael E. Nugent, as Trustee
and not individually                         and not individually
Two World Trade Center                       c/o Triumph Capital, L.P.
New York, NY  10048                          237 Park Avenue
                                             New York, NY  10017



/s/ John C. Argue                            /s/ Richard M. DeMartini
-----------------------------------          -----------------------------------
John C. Argue, as Trustee                    Richard M. DeMartini, as Trustee
and not individually                         and not individually
801 South Flower Street                      Two World Trade Center
Los Angeles, CA 90017                        New York, NY  10048



/s/ John R. Haire                            /s/ John L. Schroeder
-----------------------------------          -----------------------------------
John R. Haire, as Trustee                    John L. Schroeder, as Trustee
and not individually                         and not individually
Two World Trade Center                       c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                          Shalov & Wein
                                             Counsel to the Independent Trustees
                                             114 West 47th Street
                                             New York, NY  10036

/s/ Thomas E. Larkin, Jr.
-----------------------------------
Thomas E. Larkin, Jr. as Trustee
and not individually
865 South Figueroa Street
Los Angeles, CA 90017

STATE OF NEW YORK  )
                   )ss:
COUNTY OF NEW YORK )



    On this 30th day of June, 1997, JOHN C. ARGUE, RICHARD M. DEMARTINI,
CHARLES A. FIUMEFREDDO, JOHN R. HAIRE, MANUEL H. JOHNSON, THOMAS E. LARKIN, JR., MICHAEL E. NUGENT, JOHN L. SCHROEDER and MARC I. STERN, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                       /s/ Marilyn K. Cranney
                                       -------------------------------------
                                       Notary Public


My Commission expires:

MARILYN K. CRANNEY
NOTARY PUBLIC, STATE OF NEW YORK
NO. 24-4795538
QUALIFIED IN KINGS COUNTY
COMMISSION EXPIRES MAY 31, 1999

                                                                      EXHIBIT A

                                  TCW/DW FUNDS

                              MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3

INTRODUCTION

    This plan (the "Plan") is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the "1940 Act"), and will be effective as of July 28, 1997. The Plan relates to shares of the open-end investment companies to which TCW Funds Management, Inc. serves as investment adviser and Dean Witter Services Company Inc. acts as manager, that are listed on Schedule A, as may be amended from time to time (each, a "Fund" and collectively, the "Funds"). The Funds are distributed pursuant to a system (the "Multiple Class System") in which each class of shares (each, a "Class" and collectively, the "Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I.  DISTRIBUTION ARRANGEMENTS

    One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted a Plan of Distribution (the "12b-1 Plan") under which shares of certain Classes are subject to the service and/or distribution fees ("12b-1 fees") described below.

    1.  CLASS A SHARES

    Class A shares are offered with a front-end sales load ("FESL"). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund's current prospectus. As stated in each Fund's current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund's current prospectus. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge ("CDSC") on redemptions made within one year of purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 6 below. Class A shares are also subject to payments under each Fund's 12b-1 Plan to reimburse Dean Witter Distributors Inc., Dean Witter Reynolds Inc. ("DWR"), its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at an annual rate of up to 0.25% of average daily net assets. The entire amount of the 12b-1 fee represents a service fee within the meaning of National Association of Securities Dealers, Inc. ("NASD") guidelines.

    2.  CLASS B SHARES

    Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. Class B shares purchased by certain qualified employer-sponsored benefit plans are subject to a three-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund's current prospectus. Class B shares are also subject to a fee under each Fund's respective 12b-1 Plan, assessed at the annual rate of up to 1.0% of either: (a) the lesser of (i) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Fund's inception upon which a CDSC has been imposed or waived, or
(ii) the average daily net assets of Class B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of the NASD guidelines and the remaining portion of the 12b-1 fee, if any, is characterized as an asset-based sales charge. Also, Class B shares have a conversion feature ("Conversion Feature") under which such shares convert to Class A shares after a certain holding period. Details of the Conversion
Feature are set forth in Section IV below.

    3.  CLASS C SHARES

    Class C shares are offered without imposition of a FESL, but will in most cases be subject to a CDSC of 1.0% on redemptions made within one year after purchase. Further information relating to the CDSC is set forth in paragraph 6 below. In addition, Class C shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse Dean Witter Distributors Inc., DWR, its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 1.0% of the average daily net assets of the Class. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of NASD guidelines. Unlike Class B shares, Class C shares do not have the Conversion Feature.

    4.  CLASS D SHARES

    Class D shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as disclosed in each Fund's current prospectus.

    5.  ADDITIONAL CLASSES OF SHARES

    The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

    6.  CALCULATION OF THE CDSC

    Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each Fund's prospectus.

II.  EXPENSE ALLOCATIONS

    Expenses incurred by a Fund are allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 fees relating to a particular Class are allocated directly to that Class. In addition, other expenses associated with a particular Class (except advisory or custodial fees), may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class and the direct allocation to that Class is approved by the Fund's Board of Directors/Trustees.

III.  CLASS DESIGNATION

    All shares of the Funds held prior to July 28, 1997 (other than shares of TCW/DW Balanced Fund and TCW/DW Income and Growth Fund) have been designated Class B shares. Shares of TCW/DW Balanced Fund and TCW/DW Income and Growth Fund held prior to July 28, 1997 have been designated Class C shares except that shares of TCW/DW Balanced Fund and TCW/DW Income and Growth Fund held prior to July 28, 1997 that were acquired in exchange for shares of an investment company offered with a CDSC have been designated Class B shares.

IV.  THE CONVERSION FEATURE

    Class B shares held before May 1, 1997 will convert to Class A shares in May, 2007, except that Class B shares which are purchased before July 28, 1997 by trusts for which Dean Witter Trust Company ("DWTC") or Dean Witter Trust FSB ("DWTFSB") provides discretionary trustee services will convert to Class A shares on or about August 29, 1997 (the CDSC will not be applicable to such shares upon the conversion). In all other instances, Class B shares of each Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two Classes on the conversion date, which will be approximately ten (10) years after the date of the original purchase. Conversions will be effected once a month. The 10 year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased, provided that shares originally purchased before May 1, 1997 will convert to Class A shares in May, 2007. Except as set forth below, the conversion of shares purchased on or after May 1, 1997 will take place in the month following the tenth anniversary of the purchase. There will also be converted at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares held by a 401(k) plan or other employer-sponsored plan qualified under Section 401(a) of the Internal Revenue Code (the "Code") and for which DWTC or DWTFSB serves as Trustee or the 401(k) Support Services Group of DWR serves as recordkeeper, all Class B shares will convert to Class A shares on the conversion date of the first shares of a Fund purchased by that plan. In the case of Class B shares previously exchanged for shares of an "Exchange Fund" (as such term is defined in the prospectus of each Fund), the period of time the shares were held in the Exchange Fund (calculated from the last day of the month in which the Exchange Fund shares were acquired) is excluded from the holding period for conversion. If those shares are subsequently re-exchanged for Class B shares of a Fund, the holding period resumes on the last day of the month in which Class B shares are reacquired.

    Effectiveness of the Conversion Feature is subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of counsel to the effect that (i) the conversion of shares does not constitute a taxable event under the Code; (ii) Class A shares received on conversion will have a basis equal to the shareholder's basis in the converted Class B shares immediately prior to the conversion; and (iii) Class A shares received on conversion will have a holding period that includes the holding period of the converted Class B shares. The Conversion Feature may be suspended if the Ruling or opinion is no longer available. In such event, Class B shares would continue to be subject to Class B fees under the applicable Fund's 12b-1 Plan.

V.  EXCHANGE PRIVILEGES

    Shares of each Class may be exchanged for shares of the same Class of the other Funds and for shares of certain other investment companies without the imposition of an exchange fee as described in the prospectuses and statements of additional information of the Funds. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund's prospectus.

VI.  VOTING

    Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders will have the right to vote on any proposed material increase in Class A's expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class A shareholders. If the amount of expenses, including payments under the Class A 12b-1 Plan, is increased materially without the approval of Class B shareholders, the Fund will establish a new Class A for Class B shareholders whose shares automatically convert on the same terms as applied to Class A before the increase. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

                                  TCW/DW FUNDS
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                   SCHEDULE A
                                AT JULY 28, 1997

1)         TCW/DW Balanced Fund
2)         TCW/DW Core Equity Trust
3)         TCW/DW Global Telecom Trust
4)         TCW/DW Income and Growth Fund
5)         TCW/DW Latin American Growth Fund
6)         TCW/DW Mid-Cap Equity Trust
7)         TCW/DW Small Cap Growth Fund
8)         TCW/DW Strategic Income Trust
9)         TCW/DW Total Return Trust